UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2025
Date of Report (date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
(Registrant’s telephone number, including area code)
Beyond, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2025, the Board of Directors (the “Board”) of Bed Bath & Beyond, Inc. (the “Company”) appointed Marcus Lemonis, Executive Chairman of the Board and the Company’s principal executive officer, as the Company’s Chief Executive Officer, effective as of January 1, 2026 (the “Effective Date”). Mr. Lemonis will continue in his roles as Executive Chairman of the Board and the Company’s principal executive officer.  The Company intends to enter into an employment agreement with Mr. Lemonis, the material terms of which will be disclosed in a subsequent filing, once finalized.

A description of each of the items required to be disclosed by Item 5.02(c)(2) of Form 8-K can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025, and is incorporated by reference herein.

Additionally, the employment of Alexander Thomas, the Company’s Chief Operating Officer and principal operating officer, was terminated on the Effective Date.  Mr. Thomas is anticipated to serve as an advisor to the Company for a transition period following the Effective Date to ensure the smooth transition of his duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND, INC.

By:	/s/ ADRIANNE B. LEE
Adrianne B. Lee
President and Chief Financial Officer
Date:	January 5, 2026